As filed with the Securities and Exchange Commission on January 29, 2008

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3372948
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

The Prudential Center

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199-8103

(Address of Principal Executive Offices) (Zip Code)

Second Amendment and Restatement of the Boston Properties, Inc.

1997 Stock Option and Incentive Plan

(Full Title of Plan)

Mortimer B. Zuckerman, Chairman

Edward H. Linde, Chief Executive Officer

Boston Properties, Inc.

The Prudential Center

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199-8103

(Name and Address of Agent For Service)

(617) 236-3300

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Gilbert G. Menna, P.C. Ettore A. Santucci, P.C. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000	Eric G. Kevorkian, Esq. Vice President, Corporate Counsel Boston Properties, Inc. The Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103 (617) 236-3300

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
LTIP Units	2,500,000	$85.07	$212,675,000	$8,358.13
Common Units	(3)	—	—	(4)

(1)	Plus such additional number of units as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2)	This estimate is made pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, solely for the purpose of determining the registration fee. The price per share and aggregate offering price are based on the average of the high and low prices of the common stock of Boston Properties, Inc., par value $.01 per share, as reported on the New York Stock Exchange on January 22, 2008. Boston Properties Limited Partnership is the operating partnership of Boston Properties, Inc. and the fair market value of the common units of Boston Properties Limited Partnership tracks the market value of the common stock of Boston Properties, Inc.
(3)	Includes 2,500,000 common units issuable upon conversion of the long term incentive units.
(4)	Pursuant to Rule 457(i) of the Securities Act, there is no additional filing fee required with respect to the common units issuable upon conversion of the long term incentive units as no additional consideration will be received in connection with the exercise of the conversion privilege.

This Registration Statement on Form S-8 is being filed by Boston Properties Limited Partnership (the “Partnership”) for the purpose of registering an additional 2,500,000 LTIP Units of the Partnership to be issued pursuant to the Second Amendment and Restatement of the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the “Plan”). The contents of the Partnership’s Registration Statement on Form S-8 (Registration No. 333-112109) relating to the Plan are incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities the Partnership is offering is being passed upon by Goodwin Procter LLP, Boston, Massachusetts. In the ordinary course of business, Goodwin Procter LLP leases office space at some of the Partnership’s properties. Individual partners of Goodwin Procter LLP may beneficially own securities of Boston Properties, Inc. and the Partnership for their personal accounts.

Item 8. Exhibits.

Exhibit No.		Description

4.1	—	Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 29, 1998 (incorporated herein by reference to Boston Properties, Inc.’s Current Report on Form 8-K filed on July 15, 1998).

4.2	—	Forty-Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 11, 2003 (incorporated herein by reference to Exhibit 10.1 of the Partnership’s Form 10-Q filed on August 14, 2003).

4.3	—	Seventy-Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 24, 2008 (incorporated herein by reference to Exhibit 10.3 of Boston Properties, Inc.’s Current Report on Form 8-K filed on January 24, 2008).

*5.1	—	Opinion of Goodwin Procter LLP

*23.1	—	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

*23.2	—	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	—	Power of Attorney (included as part of the signature page of this Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 29th day of January, 2008.

BOSTON PROPERTIES LIMITED PARTNERSHIP
By:	Boston Properties, Inc., its general partner

By:	/s/ Michael E. LaBelle

Michael E. LaBelle Senior Vice President, Chief Financial Officer & Treasurer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Mortimer B. Zuckerman, Edward H. Linde and Michael E. LaBelle as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or director of Boston Properties, Inc. in its capacity as the sole general partner of Boston Properties Limited Partnership.

Signature	Title	Date

/S/ MORTIMER B. ZUCKERMAN Mortimer B. Zuckerman	Chairman of the Board of Directors	January 29, 2008

/S/ EDWARD H. LINDE Edward H. Linde	Chief Executive Officer, Director (Principal Executive Officer)	January 29, 2008

/S/ MICHAEL E. LABELLE Michael E. LaBelle	Senior Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)	January 29, 2008

/S/ ARTHUR S. FLASHMAN Arthur S. Flashman	Vice President, Controller (Principal Accounting Officer)	January 29, 2008

/S/ LAWRENCE S. BACOW Lawrence S. Bacow	Director	January 29, 2008

/S/ ZOË BAIRD Zoë Baird	Director	January 29, 2008

/S/ CAROL B. EINIGER Carol B. Einiger	Director	January 29, 2008

/S/ ALAN J. PATRICOF Alan J. Patricof	Director	January 29, 2008

/S/ RICHARD E. SALOMON Richard E. Salomon	Director	January 29, 2008

/S/ MARTIN TURCHIN Martin Turchin	Director	January 29, 2008

/S/ DAVID A. TWARDOCK David A. Twardock	Director	January 29, 2008

EXHIBIT INDEX

Exhibit No.		Description

4.1	—	Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 29, 1998 (incorporated herein by reference to Boston Properties, Inc.’s Current Report on Form 8-K filed on July 15, 1998).

4.2	—	Forty-Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 11, 2003 (incorporated herein by reference to Exhibit 10.1 of the Partnership’s Form 10-Q filed on August 14, 2003).

4.3	—	Seventy-Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 24, 2008 (incorporated herein by reference to Exhibit 10.3 of Boston Properties, Inc.’s Current Report on Form 8-K filed on January 24, 2008).

*5.1	—	Opinion of Goodwin Procter LLP

*23.1	—	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

*23.2	—	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	—	Power of Attorney (included as part of the signature page of this Registration Statement)

*	Filed herewith.